EXHIBIT 99.1

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 442-9852

NEWS RELEASE

BIOMED REALTY TRUST REPORTS
FIRST QUARTER 2005 FINANCIAL RESULTS

      SAN DIEGO, CA — May 12, 2005 — BioMed Realty Trust, Inc. (NYSE: BMR), a real estate investment trust focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry, today announced financial results for the quarter ended March 31, 2005.

Highlights

•	Total revenues increased to $24.5 million in the first quarter of 2005 from $19.7 million in the fourth quarter of 2004, while operating expenses increased to $16.9 million from $15.6 million in the fourth quarter of 2004.

•	Net income increased to $5.8 million in the first quarter of 2005 from $3.0 million in the fourth quarter of 2004. Net income per share increased from $0.09 per diluted share to $0.19 per diluted share.

•	Funds from operations (FFO) per share increased from $0.26 per diluted share in the fourth quarter of 2004 to $0.37 per diluted share in the first quarter of 2005.

•	The company signed four leases representing approximately 160,000 square feet in the first quarter, highlighted by approximately 60,000 square feet leased to Nuvelo, Inc. (Nasdaq:NUVO), announced in January. Rent payments for the Nuvelo lease are expected to begin in September 2005, following the tenant’s completion of tenant improvements.

•	During the quarter, the company announced two new acquisitions and closed on the previously announced Bridgeview acquisition:

•	Waples Street — 43,036 square feet in San Diego, California

•	Graphics Drive — 72,300 square feet in Ewing, New Jersey

•	Bridgeview (third building) — 50,400 square feet in Hayward, California

•	On March 14, the company declared a $0.27 per share dividend, representing an annualized dividend of $1.08 per share.

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•	Subsequent to the end of the quarter, the company completed four acquisitions which will significantly enhance the quality of the company’s portfolio and which are expected to drive additional earnings growth in 2005 and 2006:

•	Fresh Pond Research Park — 90,704 square feet in Cambridge, Massachusetts

•	Coolidge Avenue — 37,400 square feet in Watertown, Massachusetts

•	Phoenixville Pike — 104,400 square feet in Malvern, Pennsylvania

•	Nancy Ridge Drive — 42,138 square feet in San Diego, California

•	In addition, in April, the company announced the signing of a definitive purchase and sale agreement with The Lyme Timber Company, an affiliate of Lyme Properties, to acquire a portfolio of eight buildings and one parking structure. Scheduled to close at the end of May, this portfolio totaling 1,142,263 square feet of life science and office space is primarily located in Cambridge, Massachusetts and is 96.6% leased. This acquisition will increase the company’s portfolio to 31 properties with approximately 4.2 million rentable square feet.

•	Also subsequent to the end of the quarter, the company announced the leasing of approximately 80,000 additional square feet at its King of Prussia property to Centocor, Inc., a subsidiary of Johnson & Johnson (NYSE:JNJ). This lease increases the portion of the company’s total annualized rent to be received from Centocor to approximately 12.0%, up from 10.7% at the end of 2004.

      “We are pleased to report strong revenues and earnings growth in the first quarter as a result of our focus on acquisitions and leasing. The substantial growth in our operating portfolio, including the upcoming acquisition of the Cambridge properties, establishes BioMed Realty as the leading owner of life science space in the Boston market and helps reinforce our corporate mission of providing real estate to the life science industry. With the announced acquisitions and leasing, we will significantly exceed our first year expectations. This progress further highlights BioMed Realty’s premiere life science real estate-oriented management team,” said Alan Gold, president and chief executive officer of BioMed Realty Trust.

Financial Results

      Net income for the first quarter was $5.8 million, or $0.19 per diluted share. FFO was $12.6 million, or $0.37 per diluted share for the same period. Revenue for the first quarter was $24.5 million.

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      Included in net income and FFO for the first quarter is approximately $3.0 million, or $0.09 per diluted share, of lease termination fee associated with the Industrial Road property. In connection with the execution of the lease with Nuvelo for approximately 60,000 square feet of space, the company terminated a portion of its lease with Nektar Therapeutics (Nasdaq:NKTR). In accordance with GAAP, the amounts owed by Nektar related to this space are recognized as lease termination fees in the current period.

      Management does not believe that historical financial results are indicative of the company’s expected future operating performance, because year-to-year financial comparisons with the predecessor company are not meaningful given the predecessor’s limited operations.

      FFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income to FFO is included at the end of this release.

Financing Activity

      At the end of the quarter, the company’s consolidated debt consisted of fixed-rate, secured indebtedness with an aggregate outstanding principal amount of $96.5 million and a weighted-average interest rate of 6.01%, and outstanding borrowings of $19.5 million under the company’s revolving credit facility at a weighted-average interest rate of 4.03%.

      Subsequent to the end of the quarter, in order to finance the Lyme portfolio and other acquisitions, the company secured a commitment from KeyBank National Association, under which the company intends to borrow up to $600 million under three credit facilities, including a three-year, senior unsecured revolving credit facility of $250 million, a three-year, senior unsecured term loan facility of $100 million, and a five-year, secured term loan facility of $250 million. The new $250 million senior unsecured revolving credit facility, which contains an accordion option up to $400 million, will replace the company’s existing $100 million revolving unsecured credit facility.

Portfolio Update

      At the end of the first quarter, BioMed Realty Trust owned 19 properties, located in San Diego, San Francisco, Seattle, Maryland, Pennsylvania, New York and New Jersey, consisting of 36 buildings with 2.8 million rentable square feet of laboratory and office space that was 91.5% leased as of March 31, 2005. Of the remaining unleased space, approximately 105,000 square feet, or 3.7% of

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the company’s total rentable square footage, was under redevelopment. With the completion of the additional acquisitions, including the Lyme portfolio, subsequent to the end of the quarter, BioMed Realty Trust will own 31 properties, representing 53 buildings with approximately 4.2 million rentable square feet. The company also owns undeveloped land that it estimates can support up to 600,000 square feet of laboratory and office space.

Per Share Earnings Guidance

      The company’s guidance for the year ending December 31, 2005 for earnings per share (diluted) and FFO per share (diluted) is set forth and reconciled below.

2005
(Low - High)
Projected net income per share (diluted)	$0.40 - 0.45
Add:
Minority interest	$0.04
Real estate depreciation and amortization	$0.98
Projected FFO per share (diluted)	$1.42 - 1.47

      The foregoing estimates, which include the assumed acquisition of the Lyme portfolio, are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to rental rates, occupancy levels, interest rates, and the amount and timing of acquisitions. There can be no assurance that the company’s actual results will not differ materially from the estimates set forth above. The company does not intend to provide quarterly estimates of FFO. Absent changes in annual FFO guidance at the end of each quarter, it may be presumed that the company’s overall estimate for the year has not changed.

Supplemental Information

      Supplemental operating and financial data are available in the Investor Relations section of the company’s web site at www.biomedrealty.com.

Teleconference and Web Cast

      BioMed Realty Trust will conduct a conference call and audio web cast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) today to discuss the company’s financial results and operations for the quarter. The call will be open to all interested investors either through a live audio web cast at the

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Investor Relations section of the company’s web site at http://www.biomedrealty.com and http://www.companyboardroom.com, or live by calling (877) 226-4265 with call ID number 5672206. Participants who wish to participate in the live call are encouraged to pre-register by email at info@maierco.com or by calling (310) 442-9852. The call will be archived for two weeks on both web sites. A telephone playback of the conference call will also be available from 1:00 p.m. Pacific Time on Thursday, May 12, 2005 through midnight Pacific Time on Tuesday, May 17, 2005 by calling (800) 642-1687 (domestic) or (706) 645-9291 (international) and using access code: 5672206.

About BioMed Realty Trust

      BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry. Our tenants include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. The company’s primary acquisition targets and current properties are located in markets with well established reputations as centers for scientific research, including San Diego, San Francisco, Seattle, Maryland, Pennsylvania, New York/New Jersey and Boston. Additional information is available at www.biomedrealty.com.

      This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the California region; risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions (including the proposed acquisition of the Lyme portfolio) successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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(Financial Tables Follow)

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2005	December 31, 2004
	(In thousands, except per share data)
ASSETS
Rental property, net	$489,136	$468,488
Property under development	5,373	—
Investment in unconsolidated partnership	2,505	2,470
Cash and cash equivalents	15,570	27,869
Restricted cash	2,572	2,470
Accounts receivable, net	5,255	1,837
Accrued straight-line rents, net	4,224	3,306
Acquired above market leases, net	7,543	8,006
Deferred leasing costs, net	60,950	61,503
Deferred loan costs, net	1,605	1,700
Prepaid expenses	2,154	1,531
Other assets	4,730	2,543

Total assets	$601,617	$581,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$101,594	$102,236
Unsecured line of credit	19,500	—
Security deposits	5,227	4,831
Due to affiliates	—	53
Dividends and distributions payable	9,262	9,249
Accounts payable and accrued expenses	9,466	7,529
Acquired lease obligations, net	14,209	13,741

Total liabilities	159,258	137,639

Minority interests	22,486	22,267
Stockholders’ and owners’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized, 31,432,558 and 31,386,333 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively	314	314
Additional paid-in capital	435,010	434,075
Deferred compensation	(4,410)	(4,182)
Dividends in excess of earnings	(11,041)	(8,390)

Total stockholders’ equity	419,873	421,817

Total liabilities and stockholders’ equity	$601,617	$581,723

BIOMED REALTY TRUST, INC. AND
INHALE 201 INDUSTRIAL ROAD, L.P. (PREDECESSOR)
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

		Inhale 201 Industrial
	BioMed Realty	Road,
	Trust, Inc.	L.P. (Predecessor)
	Three Months	Three Months
	Ended	Ended
	March 31, 2005	March 31, 2004
	(In thousands, except per share data)
Revenues:
Rental	$14,214	$1,562
Tenant recoveries	7,254	150
Other income	3,003	—

Total revenues	24,471	1,712

Expenses:
Rental operations	6,395	65
Real estate taxes	1,788	88
Depreciation and amortization	6,191	242
General and administrative	2,550	—

Total expenses	16,924	395

Income from operations	7,547	1,317
Equity in net income of unconsolidated partnership	51	—
Interest income	78	—
Interest expense	(1,411)	(686)

Income before minority interests	6,265	631
Minority interests	(429)	—

Net income	$5,836	$631

Basic earnings per share	$0.19

Diluted earnings per share	$0.19

Weighted-average common shares outstanding:
Basic	31,129,613

Diluted	34,148,820

BIOMED REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(In thousands, except per share data)
(Unaudited)

Three Months
Ended
March 31, 2005
Net income	$5,836

Adjustments:
Minority interests of exchangeable operating partnership units	538
Depreciation and amortization — real estate assets	6,180

Funds from operations (FFO)	12,554

FFO per share — diluted	$0.37

Weighted-average common shares outstanding — diluted	34,148,820

We present funds from operations, or FFO, because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.